SEABREEZE PROFESSIONAL BUILDING LEASE

THIS LEASE is made and effective on August 1, 1998, by and between AMERICAN SEABREEZE, INC., with its principal office located in the Seabreeze Professional Building, Port St. Lucie, Florida, Lessor, and Moore Solutions, Inc., hereinafter referred to as Lessee.

SECTION ONE: DEMISE AND DESCRIPTION OF PREMISES

Lessor leases to Lessee hires and takes from Lessor that certain office space known as Unit 301, located on the 3rd floor of a three story office building known as the Seabreeze Professional Building, which is herein referred to as the demised premises, situated in the City of Port St. Lucie, St. Lucie
County, Florida, together with all easements, rights improvements, and appurtenances in connection therewith. The demised premises consists of approximately One Thousand Three Hundred Sixteen (1,316) square feet within the office building, all of which is a part of an office building which contains other spaces for rent, a parking area, and common facilities for the use and benefit of all tenants of such office building.

The term "common facilities" as used herein shall be construed to include those facilities within the office building for the non-exclusive use of Lessee in common with other authorized users, and shall include, but not be limited to, sidewalks, planting areas, open means of ingress and egress, and the structure advertising of the common name given to the office building.

SECTION TWO: COMMON FACILITIES

a. MAINTENANCE. Lessor, throughout the term of this Lease shall maintain and keep the common facilities of the office building in good order, condition, and repair, including adequate lighting, painting, supervision, and the like.
b. Cost of maintenance. In addition to the rent as hereinafter specified to be paid by the Lessee to the Lessor, Lessee agrees that the same shall be increased by the amount of the Lessor's actual per square foot cost of operating and maintaining said building (as hereinafter defined) have been incurred for each lease year.
The words "actual per square foot cost of maintaining and operating said building" as used in this section shall mean the total of all amounts actually expended in a lease year by the Lessor in operating and maintaining said building (including, but not by way of limitation, the amounts expended for electricity, property taxes, insurance premiums, cleaning, garbage removal, water and sewage, repairs, but excluding depreciation) divided by the total number of square feet of rental space in the office building.
Lessee shall pay on a per square foot basis equal only to its area of occupancy therein of approximately 1,316 square feet equaling its percentage of the total square footage of the building of approximately
20,000 square feet as its prorata share within fourteen (14) days after receipt of a statement therefore. Such charges shall be passed along to the tenant on a monthly basis.
c. Use. Lessee and all those having business with it will, in common with the other tenants and their customers and others having business with them, have the right to use and enjoy the common facilities for their intended purposes.
d. Governing Regulations. Lessee will comply and cause its employees and agents to comply with all rules and regulations adopted by Lessor in connection with the use of the common facilities, and with all supplements thereto and amendments thereof which Lessor may hereafter adopt. All such rules and regulations shall pertain to the safety, care, use and cleanliness of the common facilities and the preservation of good order therein and thereon. No rules or regulations now in effect or hereafter adopted shall be inconsistent with any provisions of this Lease or unreasonably interfere with Lessee's use and enjoyment of the demised premises. All rules and regulations and supplements thereto and amendments thereof which Lessor may adopt shall be in writing, and a copy thereof shall be delivered to Lessee.

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e.     Violation of Regulations.  If Lessee shall fail within seventy-two
(72) hours after receipt of written notice of any violation by Lessee or its employees or agents of any such rules or regulations, to cure such violation, such failure shall constitute a default under this Lease.
f. Employee Parking. Lessee shall enforce among its employees those restrictions as established by the Lessor as relating to parking spaces for such employees.

SECTION THREE: RENTAL AND RELATED CHARGES

a. Basic Rent. Lessee shall pay the Lessor at the Seabreeze Professional Building, Port St. Lucie, Florida 34952, or such place as Lessor may from time to time designate, the sum of ______________ payable in equal monthly installments of $___________, this sum being equal to a sum equal to $13.00 per square foot for each year of the lease period, payable in regular monthly installments, plus any applicable state and local sales tax. Such square footage shall be as measured as set forth in Exhibit "A" attached hereto and made a part hereof. In this connection, Lessor acknowledges the receipt of the first month's rent, last month's rent and a security deposit equal to one month's rent.

In addition to the rental as herein set forth, Lessee shall pay as a part thereof all applicable sales taxes as may be levied or charged on such rentals. Said sums shall be payable on the first day of each month during the term as specified.

This Lease and the rental payments required hereunder shall commence on the first day of occupancy for business of the demised premises and will so continue until the termination of this lease in such amounts as hereinabove set forth.

SECTION FOUR: LATE CHARGES

This lease made upon the following further terms, conditions and covenants:
In addition to all other payments provided for in this lease, Lessee shall be assessed with and shall pay a late charge of ten (10%) percent of each rental installment which is delinquent for ten (10) days or more.

SECTION FIVE: TERM

a. The term of this Lease shall be for a period of 3 years and shall commence on August 1, 1998.

b.   RENT SCHEDULE

             *Base Rent    *C.A.M.               Taxes         Insurance
----------------------------------------------------------------------------

3 year initial  13.00    plus pro-rata     plus pro-rata     plus pro-rata
term                     share             share             share



            *Plus applicable sales tax

c.   Option to Renew: The tenant shall have 2 options (s) to renew for a 3
year period.                               ---                          ---

d. This right to an additional period of lease term shall be exercised in writing by the lessee by giving to the lessor sixty (60) days notice of its intention to exercise the same prior to the termination of the then existing term.

e. On the first day of each option Lease period and at the commencement of each lease option period thereafter, the basic rent set forth herein shall be increased for the ensuing option period in the same proportion that the Use Index for the last month of the just expired Lease year shall have increased in the aggregate over the said index figure for the month immediately proceeding. However in no event shall the monthly rent ever increase by more then 5% per year or be less than the basic monthly rent. In the event that Index shall be discontinued or no longer published, Lessor shall substitute a comparable price index or formula and such substitute price index or formula shall have the same effect as if originally designated herein as the index.

<PAGE 3>

SECTION SIX: OCCUPANCY AND ACCEPTANCE OF PREMISES

By entering into and occupying the demised premises, Lessee shall be deemed to acknowledge that the demised premises are in good order and repair. The entering on the demised premises by Lessee for the purpose of the installation of trade fixtures, furnishings, and equipment or the storage of merchandise shall be construed as an acceptance of the demised premises.

SECTION SEVEN: USE OF PREMISES

a. Purposes. Lessee shall use the demised premises for the purpose of conducting Computer Sales and Service and no part of the demised premises shall be used for any other purpose without the prior written consent of Lessor.

b.   Business Name.  The name of Lessee's business will be Moore Solutions,
Inc..                                                      ---------------
-----

c. Public Auctions. No sale or auction by Lessee or other shall be made in or from the demised premises.

d. Maintenance of Premises. Lessee shall at all times maintain the demised premises in a clean, neat and orderly condition. Lessee shall not use the demised premises or any part thereof, or permit any part of the demised premises to be used, or permit any act whatsoever to be done on the demised premises, in a manner that will violate or make void or inoperative any policy of insurance held by the Lessor.

e. Storage of Inflammable Materials. Lessee shall not keep or permit to be kept at, in, or about the demised premises any gasoline, distillate, or other petroleum product, or any other substance or material of an explosive or inflammable nature in such quantities as may endanger any part of the demised premises without the written consent of all insurance companies carrying fire or rent insurance on all of the office building or any part thereof, or do any act or engage in any conduct which shall cause an increase in the fire insurance rates covering the office building over those charged by reason of the use thereof of the character permitted to Lessee.

f. Use Impairing Structural Strength. Lessee shall not permit the demised premises or any part thereof to be used in any manner that will impair the structural strength thereof or permit the installation of any machinery or apparatus the weight or vibration of which may tend to injure or impair the foundations or structural strength thereof.

g. Garbage Disposal. Lessee shall not burn or incinerate any rubbish, garbage, or debris at, in, or about the demised premises, and shall cause all containers, rubbish, garbage, and debris accumulated therein to be stored within the demised premises, to be hauled away therefrom for disposal prior to the accumulation of any substantial quantity.

h. Public Regulations. In the conduct of its business in and about the demised premises, Lessee shall observe and comply with all laws, ordinances, and regulations of public authorities.

SECTION EIGHT: INSTALLATION AND MAINTENANCE OF FIXTURES

Lessee shall be responsible for any improvements it desires on said premises including the installation of public or private bathrooms on the premises.
Such improvements shall be completed within thirty (30) days from the date of issuance to the issuance to the Lessor of a Certificate of Occupancy for the building or leased premises or the Charter, whichever shall last occur, and the Lease term hereof shall then commence. Lessor acknowledges that the Lessee is only utilizing said 1,316 square feet of the 3rd floor. Any alterations, additions, or improvements made by either of the parties hereto upon the premises, except movable office furniture and unattached trade fixtures put in at the expense of the Lessee, shall be the property of the Lessor, and shall remain upon and be surrendered with the premises at the termination of this Lease, without molestation or injury.

Any merchandise, fixtures, furniture or furnishings and equipment owned by the Lessee and left in or on the premises when the Lessee vacates shall be deemed to have been abandoned by Lessee, and by such abandonment Lessee automatically relinquish any right or interest therein and does hereby specifically authorize the Lessor to sell, dispose of or destroy the same.

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SECTION NINE: SIDEWALK AND HALL ENCUMBRANCES

Lessee shall neither encumber nor obstruct the sidewalk in front of, or any entrance to, the building on the leased premises. Lessee shall neither encumber nor obstruct hallways or any entrance to another Lessee's entrance on the leased premises.

SECTION TEN: SIGNS: EXTERIOR LIGHTING AND FIXTURES

a. Exterior Signs. Lessor shall provide all exterior and/or interior lobby signs as it alone deems necessary to identify the tenants of the entire building and Lessee shall not erect any such signs without prior written consent of the Lessor. All cost of installation of such signage shall be the Lessee's responsibility.

SECTION ELEVEN: ALTERATIONS, CHANGES AND ADDITIONS

No structural changes, alterations, or additions shall be made by Lessee to the demised premises except as set forth in Exhibit "A", without the written consent of Lessor, and any such structural change, alteration, or addition to or on the demised premises made with the aforesaid written consent of Lessor shall remain for the benefit of and become the property of Lessor, unless otherwise provided in the written consent.

SECTION TWELVE: DEFECTS: DEFECTIVE CONDITION, WIND, ACTS OF THIRD PERSONS

a. Lessor's Liability. Lessor shall not be liable to Lessee for any damage or injury to Lessee or Lessee's property occasioned by any defect of plumbing, heating, air cooling, air conditioning, equipment and ducts, electrical wiring or insulation thereof, or from broken steps, or from the backing up of any sewer pipe, or from the bursting, leaking, or running of any tank, tub, washstand, toilet, or waste pipe, drain, or any other pipe or tank in, on, or about the demised premises, or for any such damage or injury occasioned by water from being on or coming through the roof, stairs, walks, or any other place on or near the demised premises unless Lessor neglects or fails to make necessary repairs required of it to be made under the terms of this Lease after receipt of written notice thereof from Lessee, or for any such damage or injury done or occasioned by the falling of any fixture, plaster, or stucco, or for any such damage or injury caused by wind or by the act, omission, or negligence of co-tenants or of other persons, occupants of the same building or of adjacent buildings or contiguous property.

b. Waiver of Claims Against Lessor. All claims against Lessor for any damage or injury as provided in Paragraph a of this section, are hereby expressly waived by Lessee, except those claims occasioned by Lessor's neglect or failure to make repairs for which Lessor is responsible under this Lease, after due written notice thereof by Lessee.

SECTION THIRTEEN: CASUALTY DAMAGE, REPAIR, ABATEMENT OF RENT

a. Use of Partially Damaged Premises. In the event of partial damage or destruction of the demised premises, Lessee shall continue to utilize the premises for the operation of its business to the extent that it may be practicable to do so from the standpoint of good business.

b.   Right to Terminate on Destruction of Premises Where Damage
     Exceeds Two Thirds of Reconstruction Cost. Either party hereto shall have the right to terminate this Lease, if during the last six (6) months of the term hereof the demised premises are damaged to an extent exceeding two-thirds (2/3) of the then reconstruction cost of such building as a whole; provided that, in such an event, such termination of this Lease shall be effected by written notice to that effect to the other party delivered within thirty (30) days of the happening of such casualty causing the damage.

c. Repairs by Lessor. If the demised premises shall, either prior to the beginning of or during the term hereof, be damaged or destroyed by fire or by any other cause whatsoever beyond Lessee's control, Lessor, except as hereinafter otherwise provided, shall immediately on receipt of insurance proceeds paid in connection with such casualty insurance, but in no event later than sixty (60) days after such

<PAGE 5>

     damage has occurred, proceed to repair or rebuild the same, including any additions or improvements made by Lessor or by Lessee with Lessor's consent, on the same plan and design as existed immediately before such damage or destruction occurred, subject to such delays as may be reasonably attributable to governmental restrictions or failure to obtain materials or labor, or other causes whether similar or dissimilar, beyond the control of Lessor. Materials used in repair shall be as nearly like original materials as may then be reasonably procured in regular channels of supply. Whenever a strike, act of God, or cause beyond the power of the party affected to control causes delay, the period of such delay so caused shall be added to the period limited in this Lease for the completion of such work, reconstruction, or replacement.

d. Reduction of Rent During Repairs. In the event Lessee continues to conduct its business during the making of repairs, the monthly rental will equitably reduced in the proportion that the unusable part of the demised premises bears to the whole thereof.
     No rental shall be payable while the demised premises are wholly unoccupied pending the repair of casualty damage.

e. Repair or Replacement of Fixtures. Lessee shall, as soon as reasonably possible, replace or repair all fixtures in the demised premises which may be damaged or destroyed by fire or any other cause whatsoever.

SECTION FOURTEEN: REPAIRS GENERALLY

Lessee shall, at its own expense, keep and maintain all of the demised premises, including but not limited to air conditioning equipment, pumps, wells, interior of building, sewage system, storefronts, bulkheads, exterior entry and exit doors, ornamental facing, plate glass, and glazing in or on the demised premises, in good order, condition, and repair, and in compliance with all laws and regulations applicable thereto, during the entire term of this Lease, except for those repairs required of the Lessor to be made and damage occasioned by fire, earthquake, or other cause or causes as provided.

SECTION FIFTEEN: UTILITIES

Lessee shall pay before delinquency all charges for water, gas, heat, electricity, power, telephone service, janitorial collection, and other similar charges incurred by Lessee with respect to and during its occupancy of the demised premises. Electricity exterior lighting will be a position of common maintenance and expense.

SECTION SIXTEEN: TAXES

Commencing with the calendar year of occupancy and continuing thereafter during the term of this Lease, Lessee shall pay before delinquency any and all taxes levied or assessed on Lessee's fixtures, equipment, and personal property in and on the demised premises, whether or not affixed to the real property.

If at any time after any tax or assessment has become due or payable, Lessee, or its legal representative, neglects to pay such tax or assessment, Lessor shall be entitled to pay the same at any time thereafter and such amount so paid by Lessor shall be collectible in the same manner as rent for the Leased premises.

SECTION SEVENTEEN: INSURANCE

a. Insurance Companies. All policies of insurance shall be kept and maintained in force by Lessee and shall be obtained from good and solvent insurance company. All insurance policies as herein required shall name the Lessor as co-insured, as its interest shall appear.

b. Lessee to Obtain Liability Insurance. Lessee shall, at its own expense, at all times during the term of this lease, maintain in force a policy or policies of insurance, written by one or more responsible insurance carriers approved by Lessor, which will insure Lessor against liability for injury to or death of persons or loss or damage to property occurring in or about the demised premises. The liability under such insurance shall not be less than ONE HUNDRED THOUSAND AND
     NO/100 DOLLARS ($100,000.00) for any one person killed or injured. THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00) for any one accident, and ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) for property damage.

<PAGE 6>

c. Lessee to Obtain Plate Glass Insurance. Lessee shall maintain and keep in force adequate plate glass insurance on all plate glass on the demised premises.

d. Lessee to Obtain Workmen's Compensation Insurance. Lessee shall maintain and keep in force all employees' compensation insurance required under the laws of the State of florida, and such other insurance as may be necessary to protect Lessor against any other liability to persons or property arising hereunder by operation of law, whether such law is now in force or is adopted subsequent to the execution hereof.

e. Lessee to Obtain All Risk Insurance. Lessee shall maintain in force, at all times during the term of this lease, fire, hazard and all risk insurance and an umbrella liability policy in at least the amount of ONE HUNDRED THOUSAND AND NO/100 ($100,000) DOLLARS which includes a full replacement cost revision and a thirty (30) day non-renewal notice provision providing for said notice to be sent to Lessor. All of such policies shall name Lessor as a beneficiary thereof.

f. Lessee's Waiver of Casualty Insurance Proceeds. In the event the demised premises shall be damaged or destroyed by fire, or other casualty so insured against, Lessee shall claim no interest in any insurance settlement arising out of any such loss where premiums are paid by Lessee, or where Lessor is named as the sole beneficiary, and shall execute any and all documents required by Lessoror the insurance company or companies that may be necessary for use in connection with settlement of any such loss.

g.   Control of Insurance Proceed to Avoid Taxable Gain.
     Notwithstanding any provision hereof inconsistent herewith, it is particularly understood and agreed by the parties that in the even the demised premises, including any improvements, addictions, or betterments, shall be damaged or destroyed in whole or in part, in any manner, and the receipt of any insurance proceeds or other reimbursements for such damage would result in the realization of taxable gain for federal and state purposes, the party hereto to whom such gain would be taxed shall have the right to the any and all action respecting such proceeds or reimbursements as may be necessary to enable such party to comply with any laws or regulations of the appropriate taxing authorities, to the end that such gain will not be recognized for tax purposes. Nothing herein contained shall be construed to entitle Lessor to delay the making of any repairs to or restoration of all or any part of the building or improvements in the event of damage or destruction.

h. Lessee's Failure to Insure. Should Lessee fail to keep in effect and pay for such insurance as it is in this section required to maintain, Lessor may do so, in which event the insurance premiums paid by Lessor shall become due and payable forthwith and failure of Lessee to pay same on demand shall constitute a breach of this lease.

SECTION EIGHTEEN: TRANSFER OR PLEDGE OF LEASEHOLD INTEREST

Lessee shall not assign this Lease or any interest therein, or sublet the demised premises or any part thereof, or license the use of all or any portion of the demised premises or business conducted thereon or therein, or encumber of hypothecate this Lease, without first obtaining the written consent of Lessor; and any assignment, subletting, licensing, encumbering, or hypothecating or this Lease without such prior written consent shall, at the option of Lessor, terminate this Lease.

SECTION NINETEEN: SURRENDER OF PREMISES

Lessee shall, at the termination of this Lease, vacate the demised premises in as good condition as they were at the time of entry thereon by Lessee, except for reasonable use and wear thereof, acts of God, or damage by casualty beyond the control of Lessee, and on vacating shall leave the demised premises free and clear of all rubbish and debris.

SECTION TWENTY: INDEMNIFICATION OF LESSOR

a. Lessee's Notice of Work to be Performed. Lessee shall serve a written notice on Lessor at least ten (10) days prior to permitting any work involving repairs, improvements, construction, and the like to be commenced in or on the demised premises.

<PAGE 7>

b. Liens and Encumbrances. Lessee shall indemnify Lessor and the premises herein demised and all improvements, placed thereon against all claims, liens, claims of lien, demands, charges, encumbrances, or litigation arising directly or indirectly out of or by reason of any work or activity of Lessee on the demised premises, and shall forthwith and within ten (10) days after the filing of any lien for record fully pay and satisfy the same, and shall reimburse Lessor for all loss, damage, and expense, including reasonable attorney's fees, which it may suffer or be put to by reason of any such claims of lien, demands, charges, encumbrances, or litigation.
     In the event Lessee shall fail to pay and fully discharge any claim, lien, claims of lien, demand, charge, encumbrance, or litigation, or should proceedings be instituted for the foreclosure of any lien or encumbrance. Lessor shall have the right, at its option, at any time after the expiration of such ten (10) day period, to pay the same or any portion thereof, with or without the costs and expenses claimed by such claimant, and in making such payment Lessor shall be the sole judge of the legality thereof. All amounts so paid by Lessor shall be repaid by Lessee to Lessor on demand, together with interest thereon at the rate of eighteen percent (18%) per annum from the date of payment by Lessor until repayment is fully made.

c. Personal Injuries: Violation of Law. Lessee shall indemnify Lessor and the demised premises against any cost, liability, or expense arising out of any claims of any person or persons whatsoever by reason of the use or misuse of the demised premises, parking area, or common facilities by Lessee or any person or persons holding under Lessee, and shall indemnify Lessor against any penalty, damage, or charge incurred or imposed by reason of any violation of law or ordinance by Lessee or any person or persons holding under Lessee, against any costs, damage, or expense arising out of the death of or injury to any person or persons holding under Lessee.

SECTION TWENTY-ONE: SUBORDINATION OF LEASE

Lessee shall execute any instrument permitting a first or subsequent mortgage or mortgages to be placed on the demised premises or any part thereof as security for any indebtedness, and subordinating this Lease to such mortgage or mortgages, if required to do so by the secured party.

SECTION TWENTY-TWO: LESSOR'S RIGHT OF INSPECTION

Lessor shall have access to the demised premises, and each part thereof, during Lessee's regular business hours for the purpose of inspecting the same, making repairs and posting notices which Lessor may deem to be for the protection of Lessor or the demised property.

SECTION TWENTY-THREE: DEFAULT

a. Lessor's Right to Repossess, Operate, or Relet. If the rental reserved by this Lease or any other charges to be paid hereunder by Lessee, or any part thereof, are not paid when due and shall remain unpaid for a period of fifteen (15) days after notice thereof in writing, or if the Lessee shall fail to promptly perform any other covenant, condition, or provision by it to be performed hereunder and such failure shall continue for a period of five (5) days after notice in writing specifying the nature of such failure, or if Lessee abandons the demised premises, or if Lessee breaches any obligation under this Lease by it to be performed which cannot be cured, then, and in any such event, Lessee shall be deemed to be in default and Lessor, without further notice may at its option re-enter and take possession of the demised premises, including all improvements thereon and fixtures and equipment located at, in, or about the same, and take, operate, or relet the same in whole or in part for the account of Lessee at such rental and on such agreement and conditions and to such tenant or tenants as Lessor in good faith may deem proper for a term not exceeding the unexpired period of the full term of this Lease. Lessor shall receive all proceeds and rent accruing from such operation or reletting of the demised premises or fixtures and equipment and shall apply the same first to the payment of all costs and expenses incurred by Lessor in obtaining possession and in the operation or reletting of the demised premises or fixtures and equipment, including reasonable attorney fees, commissions, and collection fees, and any alterations or repairs reasonably necessary to enable Lessor to operate or relet the premises or fixtures and equipment

<PAGE 8>

     and to the payment of all such amounts as may be due or become payable under the provisions of this Lease, and the balance remaining, if any, at the expiration of the full term of this Lease or on the sooner termination thereof by written notice of termination given by Lessor to Lessee shall be paid over to Lessee.

b. Repossession or Reletting Not a Termination: Lessor's Right to Terminate Not Forfeited. No re-entry, repossession, operation, or reletting of the demised premises or of fixtures and equipment shall be construed as an election by Lessor to terminate this Lease unless a written notice of such intention is given by Lessor to Lessee, and notwithstanding any such operation or reletting without terminating this Lease. Lessor may at any time thereafter elect to terminate this Lease in the event at such time Lessee remains at default hereunder.

c. Lessee's Obligation to Pay Deficiencies. In the event the proceeds or rentals received by Lessor under the provisions of this section are insufficient to pay all costs and expenses and all amounts due and becoming due hereunder, Lessee shall pay to Lessor on demand such deficiency as may from time to time occur or exist.

SECTION TWENTY-FOUR: EXPENSES OF ENFORCEMENT

Should either party incur any expense in enforcing any provision of this Lease, the party in default shall pay to the other all expenses so incurred, including reasonable attorney's fees and costs of appeal, if necessary.

If at any time during the term of this Lease there shall be filed by or against Lessee in any court, pursuant to any statute either of the United States or any state, petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's property, or if Lessee makes an assignment for the benefit of creditors, Lessee shall have breached this Lease, and this Lease, at the option of Lessor exercised after expiration of the period provide below, may be canceled and terminated. In such event neither Lessee nor any person claiming through or under Lessee by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the demised premises, but shall forthwith quit and surrender the premises.

SECTION TWENTY-FIVE: EMINENT DOMAIN

a. Over Certain Percentage Taken. In the event thirty percent (30%) or more of the area of the demised premises shall be taken for a public or quasi-public use, this Lease shall terminate as of the date of the actual physical taking, and the parties shall thereupon be released from any and all further liability hereunder.

b. Less Than a Certain Percentage Taken. In the event of a partial taking of less than thirty percent (30%) of the area of the demised premises, Lessor shall, with reasonable diligence, proceed at its own expense to reconstruct or repair the demised premises and place the same in a rentable condition within sixty (60) days after the date of the actual physical taking; provided, however, that if thirty percent (30%) or more of the area of the building as a whole is taken. Lessor alternatively may elect to terminate this Lease notwithstanding that less than thirty percent (30%) of the area of the demised premises were taken. In the event of such termination the parties hereto shall be released from any and all further liability under this Lease.

c. Abatement of Rent. During any reconstruction or repairing as herein above provided, Lessee shall be required to pay only that portion of the monthly rental herein provided as the area of the demised premises remaining in a tenantable condition during such reconstruction or repairing bears to the entire area herein leased. On completion of such reconstruction or repairing, the fixed rental herein provided shall be adjusted in the proportion that the reconstructed demised premises bear to the original demised premises, and thereafter Lessee shall be required to pay such adjusted rental in accordance with the provisions of this Lease.
     There shall be no abatement of any rental due until such time as there shall be an actual physical possession of that portion of the demised premises taken.

d. Right to condemnation Award. Any award made in any condemnation proceeding for the taking of any part or all of the demised premises shall be the sole property of and be paid to Lessor.

<PAGE 9>

SECTION TWENTY-SIX: GOVERNMENTAL INTERFERENCE WITH POSSESSION

Lessee shall not be released from its obligation hereunder should its possession of the demised premises be interfered with or affected by reason of the passage or adoption of any law, ordinance, resolution, regulation, or act of any legal or governmental authority, or any order of abatement or judgement preventing the use of the demised premises made on the ground that the demised premises or the business operated therefrom constitute a nuisance.

SECTION TWENTY-SEVEN: QUIET ENJOYMENT

Lessor hereby covenants and warrants that, subject to any trust deeds or mortgages now of record or hereafter placed on record, it is the owner of the demised premises and that Lessee, on payment of rents herein provided for and performance of the provisions hereof on its part to be performed, shall and may peacefully possess and enjoy the demised premises during the term hereof without any interruption or disturbance.

SECTION TWENTY-EIGHT: WAIVER OF BREACH

No waiver of any breach or breaches of any prevision of this Lease shall be construed to be a waiver of any preceding or succeeding breach of such provision or of any other provision hereof.

SECTION TWENTY-NINE: TIME OF THE ESSENCE

Time is of the essence of each and every provision hereof.

SECTION THIRTY: HEADINGS FOR CONVENIENCE ONLY

The headings used herein are for convenience and shall not be resorted to for purposes of interpretation or construction hereon.

SECTION THIRTY-ONE: PRONOUNS

Feminine or neuter pronouns shall be substituted for those of masculine for or vice versa, and the plural shall be substituted for the singular number or vice versa in any place or places in which the context may require such substitution or substitutions.

SECTION THIRTY-TWO: AMENDMENTS TO BE IN WRITING

This Lease may be modified or amended only by a writing duly authorized and executed by both Lessor and Lessee. It may not be amended or modified by oral agreements or understandings between the parties unless the same shall be reduced to writing duly authorized and executed by both Lessor and Lessee.

SECTION THIRTY-THREE: PARTIES BOUND

Each and every provision of this Lease shall bind and shall inure to the benefit of the parties hereto and their legal representatives. The term "legal representatives" is used in this Lease in its broadest possible meaning and includes, in addition to executors and administrators, every person, partnership, corporation, or association succeeding to the interest or to any part of the interest in or to this Lease or in or to the leased premises, or either Lessor or Lessee herein, whether such succession results from the act of a party in interest, occurs by operation of the law, or is the effect of the operation of law together with the act of such party. Each and every agreement and condition of this Lease by Lessee to be performed shall be binding on all assignees, subtenants, concessionaires, and/or licensees of Lessee.

SECTION THIRTY-FOUR: RULES

Lessor reserves the right to make and promulgate such reasonable rules regarding use and occupancy of the premises and common areas as it may deem necessary. Lessor may amend such rules from time to time as it sees fit. Lessee agrees to abide by such rules and any amendments thereto.

SECTION THIRTY-FIVE: NOTICES

All notices or demands of any kind which Lessor may be required or may desire to serve on Lessee under the terms of this Lease may be served on Lessee (as an alternative to personal service) by leaving a copy of such demand or notice , or by mailing a copy thereof by registered or certified mail, postage prepaid, addressed Lessee at the demised premises or at such other address or addresses as may from time to time be designated by Lessee in writing to Lessor. Service shall be deemed complete at the time of the leaving of such notice as aforesaid or within two (2) days within mailing of same. All notices and demands from Lessee to Lessor may be similarly served on Lessor at Seabreeze Professional Building, Port St. Lucie, Florida 34952, or at such other address as Lessor my in writing designate to Lessee.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above mentioned.


                              AMERICAN SEABREEZE INC.


                                  By: /s/Nicholas Elliot
_______________________              ---------------------
WITNESS                              Nicholas Elliot

                                  Dated: August 1, 1998

                         MOORE SOLUTIONS, INC.


                                  By: /s/Terrance Moore
_______________________             -----------------------
WITNESS                              Terrance Moore

                                  Dated: August 1, 1998